Exhibit 99.1

United Online Reports Third-Quarter 2006 Results

•      Net Income Grows 7% Year-Over-Year

•      Content & Media Pay Accounts Rise to 44% of All Pay Accounts

WOODLAND HILLS, Calif., November 2, 2006 — United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer Internet and media services, today reported financial results for its third quarter ended September 30, 2006.

“We are pleased to report stronger than anticipated adjusted OIBDA in the third quarter, due to ongoing improvements in the cost structure of our Communications segment, while revenues were in-line with our expectations,” said Mark R. Goldston, chairman and chief executive officer of United Online.  “Our diversification strategy resulted in Content & Media representing 44 percent of all pay accounts at quarter end, up from 35 percent a year ago.”

Third-Quarter 2006 Consolidated Results:

•      Total revenues were $129.6 million, versus $132.8 million in the year-ago quarter.

•                  Operating income was $21.9 million, or 16.9% of revenues, versus $22.6 million, or 17.0% of revenues, in the year-ago quarter.

•                  Adjusted operating income before depreciation and amortization (OIBDA)(1) increased 7% to $36.8 million, or 28.4% of revenues, versus $34.4 million, or 25.9% of revenues, in the year-ago quarter.

•                  Pay accounts(2) decreased by 84,000 during the quarter to 4.9 million, and active accounts(2) totaled 20.8 million at September 30, 2006.

•                  Net income increased 7% to $13.4 million (including $3.2 million of stock-based compensation, net of tax, recorded under FAS 123R), versus net income of $12.6 million (including $2.3 million of stock-based compensation, net of tax, recorded under the intrinsic value method).  On a diluted per share basis, net income was $0.20 in the third quarter of 2006, versus $0.20 in the year-ago quarter.

•                  Adjusted net income(3) was $19.7 million, an increase of 6% versus $18.6 million for the year-ago quarter.  On a diluted per share basis, adjusted net income for the quarter was $0.29 per share, an increase of 4%, versus $0.28 per share for the year-ago quarter.  Adjusted net income is calculated in a manner consistent with the consensus estimate as reported by First Call.

“Our Communications segment delivered one of its best-ever adjusted OIBDA performances in the third quarter.  The stable profitability of this segment has allowed United Online to diversify into Content & Media services while consistently delivering strong bottom line results,” said Charles S. Hilliard, president and chief financial officer of United Online.

Third Quarter 2006 Segment Results:

Communications: Internet access, email and VoIP

•                  Communications revenues were $92.2 million, or 71.1% of consolidated revenues, versus $108.3 million, or 81.6% of consolidated revenues, in the year-ago quarter.

•                  Communications adjusted OIBDA(1) was $36.1 million, or 39.1% of Communications revenues, versus $34.9 million, or 32.2% of Communications revenues, in the year-ago quarter.

•                  Communications pay accounts decreased by 138,000 during the quarter to 2.7 million, or 55.9% of consolidated pay accounts.

Content & Media: Social networking, online loyalty marketing, Web hosting and photo sharing

•                  Content & Media revenues grew 53% to $37.5 million, or 28.9% of consolidated revenues, versus $24.4 million, or 18.4% of consolidated revenues, in the year-ago quarter.

•                  Content & Media adjusted OIBDA(1)  was $5.0 million, or 13.3% of Content & Media revenues, versus $4.3 million, or 17.7% of Content & Media revenues, in the year-ago quarter.

•                  Content & Media pay accounts increased by 54,000 during the quarter to 2.2 million, or 44.1% of consolidated pay accounts.

Other:

•                  Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA were ($4.3) million, versus ($4.8) million in the year-ago quarter.

Additional Highlights:

•                  Cash balances at September 30, 2006 were $160.9 million, including cash, cash equivalents, short-term investments and restricted cash.

•                  Cash flows from operations were $25.7 million, versus $41.9 million in the year-ago quarter.  In connection with the adoption of FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the company’s statement of cash flows are now presented in the financing section.

•      Free cash flow(4) was $24.6 million, versus $33.9 million in the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release.  United Online does not intend to revise or update this information and may not provide this type of information in the future.  Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Below is the company’s guidance for the December 2006 quarter and the year ending December 31, 2006:

(in millions)	Q4 ending 12/31/06	New 2006 Est.	Prior 2006 Est.
Operating income	$20.3 – $22.3	$85.0 – $87.0	$80.7 – $84.7
Depreciation	5.9	21.7	21.7
Amortization	3.8	17.0	17.0
Stock-based compensation	4.6	19.7	21.1
Restructuring charges	—	0.6	1.5
Adjusted operating income before depreciation and amortization (1)	$34.6 – $36.6	$144.0 – $146.0	$142.0 – $146.0
Weighted average diluted shares	67.5 – 68.5	67.0 – 68.0	67.0 – 68.0

•                  Total revenues for the December 2006 quarter are estimated to be between $128.0 million and $131.0 million.

(1)          Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation, amortization, stock-based compensation and restructuring charges.  Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization and stock-based compensation); and (2) expenses that are not reflective of the company’s core operating results over time, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period.  Management uses adjusted OIBDA to measure the company’s performance and previously monitored adjusted OIBDA to ensure compliance with specific financial performance covenants under its term loan, which was repaid in January 2006.  The company’s Board of Directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business.  Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and purchase accounting.  An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce.  Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.  Management does not believe either of these limitations is material, particularly when such measure is disclosed with its most comparable GAAP financial measure, operating income.  A reconciliation to operating income is provided in the accompanying tables.

In the company’s financial statements and notes thereto to be included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, “Communications adjusted OIBDA” and “Content & Media adjusted OIBDA” are referred to as “segment income from operations.”

(2)          A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.  A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as all free access, VoIP, social-networking and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts.  Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days; the number of free photo-sharing users that logged on to the service at least once within the preceding 90 days; and the number of MyPoints members who earned points or spent points within the preceding 90 days.  A table entitled “Analysis of Pay Accounts” is presented elsewhere in this release.

(3)          Adjusted net income is defined by the company as net income before the after-tax effect of amortization of intangible assets, stock-based compensation and restructuring charges and the re-measurement of certain deferred tax assets.  Management believes that adjusted net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of (1) certain non-cash expenses (such as amortization and stock-based compensation) and (2) expenses that are not reflective of the company’s core operating results over time.  Management also uses adjusted net income for this purpose.  Adjusted net income is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitations of adjusted net income are that, similar to adjusted OIBDA, it does not include certain costs, and the term adjusted net income does not have a standardized meaning.  Therefore, other companies may use the same, or a similarly named measure but exclude different items, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.  Management compensates for this limitation by presenting the most comparable GAAP measure, net income, directly ahead of adjusted net income in this earnings release and by providing a reconciliation that shows and describes the adjustments made.  Management does not believe these limitations are material, particularly when such measure is disclosed with its most comparable GAAP financial measure, net income.  A reconciliation to net income is provided in the accompanying tables.

(4)          Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring charges.  Management believes that this measure of free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations and generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effecting potential acquisitions and share repurchases.  Free cash flow is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period.  Management does not believe that this is a material limitation, particularly when such measure is disclosed with its most comparable GAAP financial measure, net cash provided by operating activities.  A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

Conference Call

United Online will host a conference call today at 2:00 p.m. PST (5:00 p.m. EST) to discuss its quarterly results.  A live Web cast of the call can be accessed through the Investors section of the company’s Web site at www.unitedonline.com.  A recording of the call will be available on the site for seven days.

About United Online

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer Internet and media services.  The company’s Content & Media services include social networking (Classmates) and online loyalty marketing (MyPoints).  Its Communications services include Internet access (NetZero, Juno), email and VoIP.  United Online is headquartered in Woodland Hills, CA, with offices in New York, NY; Fort Lee, NJ; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India.  For more information about United Online, please visit www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements. These statements include, without limitation, expectations regarding: guidance for future financial performance; changes in pay accounts; weighted average diluted shares; depreciation and amortization; and stock-based compensation. Any such forward-looking statements are not guarantees of future performance or results, and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in the mix of pay accounts; the effects of changes in marketing expenditures or shifts in marketing expenditures to support existing and new products and services; the effects of seasonality;

changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock, restricted stock units and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; potential impairment of goodwill and intangibles; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s cost of revenue; changes in active accounts; the company’s inability to maintain, renew, or enter into new, agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; technological problems or developments; risks associated with litigation; and governmental regulation. From time to time, the company considers acquisitions that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition is consummated during the relevant periods. If an acquisition were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

CONTACT: Investors:
Laurie Berman / Evan Pondel - PondelWilkinson Inc.
310-279-5980
investor@pondel.com

Press:
Liz Gengl / Scott Matulis – United Online, Inc.
818-287-3076 / 818-287-3388
pr@untd.com

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2006	December 31, 2005

ASSETS
Cash, cash equivalents and short-term investments	$154,697	$244,362
Restricted cash	6,250	—
Accounts receivable, net	26,264	19,201
Deferred tax assets, net	64,779	68,355
Property and equipment, net	36,860	33,093
Goodwill and intangible assets, net	200,019	139,837
Other assets	14,787	16,340
Total assets	$503,656	$521,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$37,897	$46,955
Accrued liabilities	38,997	36,249
Member retention liability	18,789	—
Deferred revenue	57,528	56,284
Capital leases	454	698
Term loan	—	54,208
Other liabilities	3,595	4,379
Total liabilities	157,260	198,773

Stockholders’ equity	346,396	322,415

Total liabilities and stockholders’ equity	$503,656	$521,188

UNITED ONLINE, INC.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2006	2005

Revenues	$129,636	$132,778
Operating expenses:
Cost of revenues(a)	29,046	27,233
Sales and marketing(a)	43,487	52,767
Product development(a)	13,501	10,116
General and administrative(a)	17,504	14,776
Amortization of intangible assets	4,213	5,252
Total operating expenses	107,751	110,144

Operating income	21,885	22,634

Interest and other income, net	1,457	1,675
Interest expense	(199)	(1,388)

Income before income taxes	23,143	22,921

Provision for income taxes	9,707	10,327
Net income	$13,436	$12,594

Basic net income per share	$0.21	$0.21

Diluted net income per share	$0.20	$0.20

Shares used to calculate basic net income per share	64,573	61,399
Shares used to calculate diluted net income per share	66,583	64,107
Shares outstanding at end of period	65,214	62,073

(a) Stock-based compensation was allocated as follows:

Cost of revenues	$176	$49
Sales and marketing	727	297
Product development	1,137	329
General and administrative	2,264	2,162
Total stock-based compensation	$4,304	$2,837

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,436	$12,594
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	14,254	11,809
Deferred taxes and other	2,339	602
Tax benefits from stock-based compensation	1,118	3,172
Excess tax benefits from stock-based compensation	(839)	—

Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	749	(2,116)
Other assets	899	1,615
Accounts payable and accrued liabilities	(5,751)	14,014
Member retention liability	247	—
Other liabilities	(35)	421
Deferred revenue	(695)	(246)
Net cash provided by operating activities	25,722	41,865

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,939)	(7,981)
Purchases of short-term investments	(76,286)	(90,281)
Proceeds from maturities and sales of short-term investments	69,245	66,245
Proceeds from sales of assets, net	87	—
Cash paid for acquisitions, net of cash acquired	(586)	—
Increase in restricted cash	(1,450)	—
Escrow deposit related to pre-acquisition liability	(4,800)	—
Net cash used for investing activities	(16,729)	(32,017)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	—	(5,001)
Payments on capital leases	(98)	(90)
Proceeds from exercises of stock options	1,532	887
Repurchases of common stock	(417)	1
Payments for dividends	(13,546)	(12,669)
Excess tax benefits from stock-based compensation	839	—
Net cash used for financing activities	(11,690)	(16,872)

Effect of exchange rate changes on cash and cash equivalents	(6)	(2)

Change in cash and cash equivalents	(2,703)	(7,026)
Cash and cash equivalents, beginning of period	24,362	40,685
Cash and cash equivalents, end of period	$21,659	$33,659

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income(3)

(in thousands, except per-share data)

	Three Months Ended September 30,
	2006	2005

Net income	$13,436	$12,594
Add (deduct):
Stock-based compensation	4,304	2,837
Amortization of intangible assets	4,213	5,252
Restructuring charges	627	—
	22,580	20,683

Income tax effect of adjusting entries	(2,873)	(2,097)
Adjusted net income	$19,707	$18,586

Adjusted basic net income per share	$0.31	$0.30
Adjusted diluted net income per share	$0.29	$0.28

Shares used to calculate adjusted basic net income per share	64,573	61,399
Shares used to calculate adjusted diluted net income per share(a)	67,482	65,627

(a) Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended September 30,
	2006	2005

Adjusted Operating Income Before Depreciation and Amortization(1)
Operating income	$21,885	$22,634
Depreciation	5,737	3,720
Amortization	4,213	5,252
Operating income before depreciation and amortization	31,835	31,606
Stock-based compensation	4,304	2,837
Restructuring charges	627	—
Adjusted operating income before depreciation and amortization	$36,766	$34,443

	Three Months Ended September 30,
	2006	2005
Free Cash Flow(4)
Net cash provided by operating activities	$25,722	$41,865
Add (deduct):
Capital expenditures	(2,939)	(7,981)
Excess tax benefits from stock-based compensation(a)	839	—
Cash paid for restructuring charges	995	—
Free cash flow	$24,617	$33,884

(a) In accordance with FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statement of cash flows are now presented in the financing section.

UNITED ONLINE, INC.

Supplemental Schedule of Segment Information

(in thousands)

	Three Months Ended September 30, 2006
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$82,057	$22,142	$—	$104,199
Advertising	10,096	15,341	—	25,437
Total revenues	92,153	37,483	—	129,636

Operating expenses:
Cost of revenue	20,338	8,532	176	29,046
Sales and marketing	25,555	17,205	727	43,487
Product development	8,085	4,279	1,137	13,501
General and administrative	5,871	5,057	6,576	17,504
Amortization of intangible assets	684	3,529	—	4,213
Total operating expenses	60,533	38,602	8,616	107,751

Operating income	31,620	(1,119)	(8,616)	21,885

Depreciation	3,133	2,577	27	5,737
Amortization	684	3,529	—	4,213
Operating income before depreciation and amortization	35,437	4,987	(8,589)	31,835
Stock-based compensation	—	—	4,304	4,304
Restructuring charges	619	8	—	627
Adjusted operating income before depreciation and amortization	$36,056	$4,995	$(4,285)	$36,766

	Three Months Ended September 30, 2005
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$99,269	$18,401	$—	$117,670
Advertising	9,064	6,044	—	15,108
Total revenues	108,333	24,445	—	132,778

Operating expenses:
Cost of revenue	23,626	3,558	49	27,233
Sales and marketing	40,050	12,420	297	52,767
Product development	7,299	2,488	329	10,116
General and administrative	4,847	3,014	6,915	14,776
Amortization of intangible assets	736	4,516	—	5,252
Total operating expenses	76,558	25,996	7,590	110,144

Operating income	31,775	(1,551)	(7,590)	22,634

Depreciation	2,361	1,359	—	3,720
Amortization	736	4,516	—	5,252
Operating income before depreciation and amortization	34,872	4,324	(7,590)	31,606
Stock-based compensation	—	—	2,837	2,837
Adjusted operating income before depreciation and amortization	$34,872	$4,324	$(4,753)	$34,443

UNITED ONLINE, INC.

Selected Quarterly Historical Financial Data and Key Metrics (a)

	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005
Revenue (in thousands)	$129,636	$134,900	$127,332	$130,232	$132,778
Net income (in thousands)	$13,436	$11,585	$12,692	$12,374	$12,594
Net income per diluted share	$0.20	$0.18	$0.20	$0.19	$0.20
Pay accounts(2) (in thousands)	4,912	4,996	5,093	5,009	5,040
Active accounts(2) (in millions)	20.8	20.7	18.7	17.6	16.9
Number of employees at end of period	1,023	1,016	912	900	868

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

UNITED ONLINE, INC.

Analysis of Pay Accounts (2)

(in thousands)

	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005
Communications(a)
Access	2,425	2,556	2,751	2,855	2,980
Other	323	330	321	313	301
Total	2,748	2,886	3,072	3,168	3,281

Content & Media(b)
Social networking	2,079	2,029	1,945	1,766	1,686
Other	85	81	76	75	73
Total	2,164	2,110	2,021	1,841	1,759
Total pay accounts(2)	4,912	4,996	5,093	5,009	5,040

(a) Communications includes Internet access, VoIP, premium content, premium email and security suite.

(b) Content & Media includes social networking, Web hosting and photo sharing.